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                                                                    EXHIBIT 99
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[Zoltek logo]

FOR IMMEDIATE RELEASE                                NASDAQ NMS SYMBOL:  "ZOLT"
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       ZOLTEK ANNOUNCES APPOINTMENT OF NEW CHIEF TECHNOLOGY OFFICER AND
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                           RETIREMENT OF A DIRECTOR
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         ST. LOUIS, MISSOURI -- APRIL 18, 2007 -- Zoltek Companies Inc. today announced that George E. Husman has been appointed Chief Technology Officer. Zoltek also announced that John L. Kardos retired from Zoltek's Board of Directors as of April 16, 2007, and George E. Husman, who was elected as a director at the 2007 annual shareholders meeting, will assume the lead technology role on the Board.
         "We are pleased to have a leader of the caliber of George Husman to establish a first class technical organization inside Zoltek. I see this as one of the critical elements that is needed to support the continued rapid growth of the company in the years ahead," said Zsolt Rumy, Zoltek Chairman and CEO. "The greatly expanded organization that George will head will provide technical services and support to our manufacturing activities and to customers in fast-growing, existing and new markets for our low-cost, high-performance carbon fibers."
         Husman holds a B.S. in aerospace engineering from the University of Cincinnati and a M.S. in materials engineering from the University of Dayton. Over a period of almost four decades, he has pursued advanced materials technology development in government, industry and academia. He spent 18 years at the Materials Directorate at Wright-Patterson Air Force Base in research and management positions, including Director of the Nonmetallic Materials Division.
         Upon leaving the Air Force in 1986, he joined BASF Structural Materials, Inc., in Charlotte, North Carolina, as Vice President for Business Development. At BASF, he also served as VP & General Manager of Thermoplastic Composites and Vice President for Research and Development. In 1993, Husman joined Southern Research Institute in Birmingham, Alabama, as Vice President of the Engineering Division, and prior to joining Zoltek, he was the Associate Director for Research in the School of Engineering at the University of Alabama at Birmingham.
         Dr. Kardos, who is a retired Professor of Chemical Engineering and former Chairman of the Department of Chemical Engineering at Washington University in St. Louis, Missouri, had served on the Board of Directors of Zoltek since its IPO in 1992.
         Zsolt Rumy, Zoltek's Chairman and Chief Executive Officer, commented "We owe a lot to John, who has been a valued advisor and technological resource for our company for many years. His contributions have helped position us to capitalize on the strategic opportunities that lie ahead for the commercialization of carbon fibers as a significant 21st century advanced material."



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[Zoltek logo]

Zoltek Announces Appointment Of New Chief Technology Officer And Retirement Of A Director

Page 2
April 18, 2007

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                       FOR FURTHER INFORMATION CONTACT:
                     ZSOLT RUMY, CEO OR KEVIN SCHOTT, CFO
                              3101 MCKELVEY ROAD
                              ST. LOUIS, MO 63044
                                (314) 291-5110

This press release contains forward-looking statements, which are based upon the current expectations of the Company. Because these forward-looking statements are inherently subject to risks and uncertainties, there are a number of factors that could cause the Company's plans, actions and actual results to differ materially. Among these factors are the Company's ability to: successfully resolve pending litigation; re-activate its formerly idle manufacturing facilities on a timely and cost-effective basis, meet current order levels for carbon fibers; successfully add new capacity for the production of carbon fiber and precursor raw material; execute plans to exit its specialty products business and reduce costs; achieve profitable operations; raise new capital and increase its borrowing at acceptable costs; manage changes in customers' forecasted requirements for the Company's products; continue investing in application and market development; manufacture low-cost carbon fibers and profitably market them; and penetrate existing, identified and emerging markets. The timing and occurrence (or non-occurrence) of transactions and events that determine the future effect of these factors on the Company, as well as other factors, may be beyond the control of the Company. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.